HORMEL FOODS CORPORATION
CODE OF ETHICAL BUSINESS CONDUCT

This Code of Ethical Business Conduct (“Code”) covers a wide range of business practices and procedures. It does not cover every issue that may arise, but it sets out basic principles to guide all employees, officers and directors of Hormel Foods Corporation and all of its subsidiaries worldwide (the “Company”). Complying with the Code, both in letter and in spirit, is the foundation on which the Company’s ethical standards are built. All of the Company’s employees, officers and directors must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. All employees, officers and directors must respect and obey the laws of the cities, states and countries in which they operate.
Conflicts of Interest
A “conflict of interest” exists when a person’s private interests interfere in any way with the interests of the Company. All employees, officers and directors should avoid any personal activity or participation in any venture which may create a conflict with their responsibility to protect and promote the best interests of the Company. Employees, officers and directors should assure that their spouses and dependents avoid any activity which would constitute a conflict of interest if engaged in by the employee, officer or director. For example, any activity which would allow you, or a member of your immediate family, to enjoy personal gain or benefit as a result of your employment relationship with the Company would be considered a conflict of interest.
Gifts
No gift, loan or favor should be made to or accepted by employees, officers, directors or their immediate family members involving any supplier, customer, or others with whom the Company does business if it impacts or is intended to influence a business decision. This policy does not prohibit:

•	Business or casual entertainment with suppliers, customers, or others with whom the Company does business which is consistent with the Company’s policies and usual practices; or

•
Gifts, other than cash or cash equivalents, from suppliers, customers, or others with whom the Company does business which are reasonably viewed under the circumstances in which they are given to be of nominal value. For this purpose, any gift in kind of less than $100 would be considered of nominal value. Multiple nominal gifts from any one source should not exceed $250 in total value in any one calendar year. Acceptance of gifts of cash or cash equivalents is not acceptable under any circumstances.

Some examples of acceptable situations:

•	Attendance at a professional sporting event as a guest of a supplier or customer would constitute business or casual entertainment consistent with the Company's usual practices and thus be acceptable;

•	The receipt of a prize, including a gift card, from a random raffle drawing at an industry conference would not be viewed as a gift and thus be acceptable; and

•
The receipt of tickets to a professional sporting event, valued in total at less than $100, from a supplier or customer without the attendance of the supplier or customer would be viewed as a gift of nominal value and thus be acceptable.

Some examples of situations which are not acceptable:

•
The receipt of tickets to a professional sporting event, valued in total at $100 or more, from a supplier or customer without the attendance of the supplier or customer would be viewed as a gift which could not be accepted;

•
The receipt of tickets to multiple entertainment events from a single supplier or customer, valued at less than $100 per event, within a calendar year that exceed $250 in total value would be considered excessive gifts and thus could not be accepted; and

•	The receipt of a gift card from a supplier or customer, regardless of value, would be viewed as a gift of a cash equivalent and thus could not be accepted.
Corporate Opportunities
Employees, officers and directors are prohibited from taking for themselves personally opportunities that are discovered through the use of corporate property, information or position without the consent of the Board of Directors. No employee, officer or director may use corporate property, information, or position for improper personal gain, and no employee may compete with the Company directly or indirectly. Employees, officers and directors owe a duty to the Company to advance the Company’s legitimate interests when the opportunity to do so arises.
Bribery is Strictly Prohibited
Directly or indirectly offering or accepting bribes, kickbacks or any other benefits with the objective of influencing behavior is strictly prohibited. This prohibition applies to all of our employees, business partners, representatives, distributors, agents, consultants and all other intermediaries wherever they may be located in the world. In addition to the Company’s policy prohibiting bribery, the U.S. Foreign Corrupt Practices Act (“FCPA”) strictly prohibits the payment or giving, and the mere offer to pay or give, money or anything else of value to any foreign government official (including employees of a state-owned enterprise, officials of designated public international organizations, political party candidates or officials or political parties). In addition, such behavior is illegal under the local laws in which we do business outside of the United States.
Bribery can take many forms, in addition to the payment of money, such as other gifts, “in kind” services, travel, employment, entertainment, or other items or benefits. Giving or offering bribes, kickbacks or other things of value, in an attempt to influence the action or inaction of any customer, regulator or anyone else, will not be tolerated and is strictly prohibited. This prohibition extends to offers, gifts and payments made by, or to, consultants, agents and all other intermediaries.
If any employee is ever confronted with a request for, or otherwise becomes aware of, a suspected bribe from or for anyone, such request must be reported immediately to his or her supervisor and to either the General Counsel or the Director of Internal Audit. Any distributor, agent, consultant or other intermediary acting for or on behalf of the Company that is ever confronted with a request for, or otherwise becomes aware of, a suspected bribe from or for anyone, such request must be reported immediately to his or her contact at Hormel Foods and to either the Company’s General Counsel or Director of Internal Audit. Suspected FCPA violations can also be reported anonymously by using the web site at https://hormelfoods.alertline.com or calling the hot line at 1-800-750-4972. There will be no retaliation for reports made in good faith.
Although the FCPA does not prohibit facilitating payments to foreign officials to expedite routine governmental action, such as mail service, obtaining licenses or permits or processing governmental documents like visas or work orders, the anti-corruption laws in some countries where we do business prohibit these payments. Accordingly, the Company’s employees and third-party representatives may never make any such facilitating payments on behalf of the Company without the prior written approval of the Chief Financial Officer, the General Counsel, or the General Counsel’s designee.
The Company also prohibits:

•	Subterfuge of any kind, e.g., the payment of “bonuses” or “commissions” to agents or other third parties for questionable or ambiguous activities;

•	Activities intended to circumvent laws concerning the retention of, or payments to, agents or consultants;

•	The recording of any false or artificial entries on the books and records of the Company;

•	Cash payments and disbursements, except for reasonable amounts drawn from established and properly recorded petty cash accounts for legitimate and ordinary course business; and

•	Checks payable to cash or bearer. Exceptions will be made only with the prior written approval of the Company’s Chief Financial Officer or the Chief Financial Officer’s designee.
The Company has instituted certain due diligence procedures, which must be followed by all employees prior to the engagement of agents, distributors, consultants and other intermediaries and representatives. Those procedures and other information relating to compliance with the FCPA and the laws of other jurisdictions are available from the Company’s General Counsel.

Employees, officers, directors and third-party representatives must comply with the Hormel Foods Corporation Anti-Corruption Policy and all other anti-corruption policies adopted by the Company. Violations of the FCPA, in addition to violations of applicable non-U.S. anti-corruption laws, subject the Company and/or the individuals involved to serious civil and criminal penalties, possibly including fines and/or jail time, in addition to termination of employment.
Illegal Political Contributions
Corporate funds and other assets shall not be used for any illegal political contribution. This prohibition includes any political contribution unless otherwise advised by Company counsel. Employees may make personal contributions to candidates and political parties of their choice.
Protection and Proper Use of Company Assets
All employees, officers and directors should endeavor to protect the Company’s assets and ensure their efficient use. The use of any funds or other assets of, or the providing of any services by, the Company for any purpose which is unlawful under applicable laws of the United States, any state thereof, or any foreign jurisdiction, is prohibited. Employees, officers and directors may not use employees, materials, equipment or other assets of the Company for any unauthorized purpose.
Proper Accounting
Employees, officers and directors must comply with prescribed accounting, internal accounting, and auditing procedures and controls at all times. All records must accurately reflect and properly describe the transactions they record. All assets, liabilities, revenues and expenses shall be properly recorded on a timely basis in the books of the Company.
Insider Trading
Employees, officers and directors shall not buy or sell Company stock or make recommendations regarding it based upon insider information. Insider information is material information that is not generally known by those outside the Company that could affect the value of the Company's stock.

Employees, officers and directors, and their designees, shall not purchase any financial instruments (including without limitation prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company stock (or other Company securities) granted to the employee, officer or director as compensation or held directly or indirectly by the employee, officer or director.
Employees, officers and directors must comply with the Hormel Foods Corporation Insider Trading Policy and all other insider trading policies adopted by the Company.
Confidential Information
Employees, officers and directors may not directly or indirectly use or disclose any secret or confidential knowledge or data of the Company, except as authorized in their ordinary course of employment or as required by law. Any notes, memoranda, notebooks, drawings or other documents made, compiled or delivered to employees during the period of their employment are the exclusive property of the Company and must be turned over to it at the time of termination of their employment or at any other time upon the Company’s request. Additionally, while it is appropriate to gather information about the Company’s markets, including publicly available information regarding competitors, employees and officers should not seek to acquire proprietary and confidential information of competitors by unlawful or unethical means, including information resulting in the breach of nondisclosure obligations by competitors’ employees or other third parties.
Inventions, Developments, Improvements
Any inventions, developments or improvements which are conceived by employees during their period of employment by the Company must be promptly disclosed to the Company in writing, and will in most cases be the Company’s exclusive property. Inventions which were developed on an employee’s own time and are not related to the Company’s business or research would not be the Company’s property.
Antitrust Compliance

Activity which violates the antitrust laws of the United States, any state thereof, or comparable laws of foreign jurisdictions, is prohibited. Areas in which employees, officers and directors must be sensitive to antitrust problems include pricing, termination of existing relationships with customers or suppliers, the establishment of either exclusive customers or suppliers, tie-in sales, boycotts and reciprocity.
Employees, officers and directors must comply with the Hormel Foods Corporation Antitrust Policy & Guidelines and all other antitrust compliance policies adopted by the Company.
Fair Dealing
Employees, officers and directors must observe the highest ethical standards in relationships with competitors, suppliers and customers. Each employee, officer and director should endeavor to respect the rights of, and deal fairly with, the Company’s customers, suppliers, competitors and employees. No employee, officer or director should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair-dealing practice.
Harassment
All employees have a right to work in an environment free of harassment, and the Company prohibits harassment of its employees in any form -- by supervisors, co-workers, customers, or suppliers.
Safety
All employees have a right to work in a safe environment, and all Company safety rules and practices must be followed. Conduct which is unsafe, including possession or being under the influence of a controlled substance on Company premises or Company time, is prohibited.
Government Reporting
Employees, officers and directors must assure that any reports to any listing agency, or any governmental unit or agency in the United States or abroad, including the Securities and Exchange

Commission, and the Internal Revenue Service, made by them or under their supervision, are honest, accurate and complete.
The Chief Executive Officer and the Chief Financial Officer of the Company are responsible for full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the Company with the Securities and Exchange Commission. As a result, the Chief Executive Officer and Chief Financial Officer of the Company shall promptly bring to the attention of the Director of Internal Audit any material information of which they become aware that could affect the disclosures made by the Company in its public filings. Employees, officers and directors must comply with all government reporting and disclosure policies adopted by the Company.
Environmental Responsibility
All employees, officers and directors are required to comply with all applicable federal, state and local laws and regulations relating to the protection of the environment, as well as any requirements which pertain to the Company’s operations outside the United States. Additionally, employees, officers and directors must comply with all environmental policies adopted by the Company.
Product Integrity
The Company’s products and their labeling must reflect the integrity of the Company and its employees. All Company products must be produced, labeled and handled in keeping with the Company’s high standards of food safety, and in compliance with all Company specifications and governmental requirements for content and process, to produce safe and wholesome, high quality and accurately labeled products.
Diversity & Inclusion
The Company values diversity in its employees, suppliers, customers, and others with whom the Company does business. The Company is affirmatively committed to providing the same opportunities for success to all individuals. All employees are expected to share in and support that commitment.
Fair Employment Practices

In addition to prohibiting harassment and providing a safe workplace, the Company and its employees, officers and directors must comply with all applicable laws governing employment. Discrimination on account of race, religion, national origin, sex, age, sexual orientation, gender identity, disability, or status as a veteran will not be tolerated.
Foreign Trade
Employees involved in foreign trade operations are expected to maintain an awareness of, and comply with, the requirements of the U.S. Antiboycott Laws, the U.S. Trade Embargo Regulations, and any other U.S. or foreign laws applicable to the Company’s foreign trading operations. The U.S. Antiboycott Laws prohibit U.S. companies and their foreign subsidiaries from entering into agreements in support of any foreign boycott which has not been sanctioned by the U.S. government. The U.S. Trade Embargo Regulations prohibit U.S. companies and their foreign subsidiaries from entering into transactions with countries with whom the U.S. government maintains a trade embargo, as well as with entities that are owned or controlled by those countries.
Responsible Delegation
Discretionary authority must not be delegated to anyone, within or on behalf of the Company, where there is reason to believe that individual might engage in illegal activities.
Disciplinary Action
While the Company relies on the voluntary compliance with this Code by each employee, officer and director as a matter of personal integrity, disciplinary action will be taken in appropriate instances. Such instances include: actions which violate this Code; withholding information regarding violations; supervision which is inadequate to the point of evidencing a negligent or willful disregard for this Code in connection with a violation; and any form of retaliation against an employee reporting a violation. Disciplinary action may include suspension, termination, recovery of damages, or criminal prosecution.
Reporting Illegal, Unethical Behavior, or Violations of the Code

Any employee, officer or director who observes or otherwise becomes aware of any illegal, unethical behavior, or any violation of the Code shall report the violation to a supervisor, the General Counsel, or the Director of Internal Audit, or he or she may report the matter to any member of the Audit Committee of the Board of Directors. All concerns or complaints regarding questionable accounting or auditing matters, or internal accounting controls, must be promptly forwarded directly to the Audit Committee of the Board of Directors. Additionally, employees, officers and directors may report any violation, or suspected violation, of the Code, including concerns regarding questionable accounting or auditing matters, by using the anonymous web site at https://hormelfoods.alertline.com or the "Hot Line" established for this purpose. The telephone number for this Hot Line is:
1-800-750-4972.
Employees and officers are encouraged to talk to supervisors, managers or other appropriate personnel when in doubt about the best course of action to take in a particular situation. It is the policy of the Company not to allow retaliation for reports of misconduct by others made in good faith by employees. Employees are expected to cooperate in internal investigations of misconduct.
Waivers of the Code
Every effort will be made to resolve potential conflicts of interest or other ethical compliance issues under the Code when they are disclosed promptly to the General Counsel or the Director of Internal Audit, and the parties involved have acted in good faith. In the event potential conflicts or other ethical issues cannot be resolved, waivers from Code provisions will only be given for matters where appropriate. Any waivers for executive officers and directors must be approved, in advance, by the Board of Directors, and will be promptly disclosed as required by law or stock exchange regulation.
Last revised: January 2019